UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2017

Rexford Industrial Realty, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36008	46-2024407
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11620 Wilshire Blvd., Suite 1000 Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 996-1680

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modifications to Rights of Security Holders.

On November 9, 2017, Rexford Industrial Realty, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Amendment and Restatement, classifying and designating 3,000,000 shares of the Company’s authorized capital stock as shares of 5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). As set forth in the Articles Supplementary , the Series B Preferred Stock ranks senior to the Company’s common stock, par value $0.01 per share (“Common Stock”), on parity with the Company’s 5.875% series A cumulative redeemable preferred stock and with any future class or series of the Company’s capital stock expressly designated as ranking on parity with the Series B Preferred Stock, and junior to any other class of the Company’s stock expressly designated as ranking senior to the Series B Preferred Stock. Holders of Series B Preferred Stock, when and as authorized by the board of directors of the Company, are entitled to cumulative cash dividends at the rate of 5.875% per annum of the $25.00 per share liquidation preference per share, equivalent to $1.46875 per annum per share. Dividends are payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on or about March 30, 2018. In addition to other preferential rights, the holders of Series B Preferred Stock are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of Common Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

Generally, Series B Preferred Stock are not redeemable by the Company prior to November 13, 2022. However, upon the occurrence of a “Change of Control” (as defined below), holders of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock (the “Change of Control Conversion Right”) into a number of shares of Common Stock per Series B Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B preferred dividend payment and prior to the corresponding Series B preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below); and

•	1.6578 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

If the Company has provided or provides a redemption notice, whether pursuant to the Company’s special optional redemption right in connection with a Change of Control or the Company’s optional redemption right, holders of Series B Preferred Stock will not have any right to convert their shares of Series B Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE AMER or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

The “Change of Control Conversion Date” will be a business day occurring within 20 to 35 days following the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of Series B Preferred Stock.

The “Common Share Price” will be: (i) if the consideration to be received in the Change of Control by holders of shares of the Company’s Common Stock is solely cash, the amount of cash consideration per share of Common Stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of the Company’s Common Stock is other than solely cash, the average of the closing price per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices, or if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

A complete description of the Series B Preferred Stock is contained in the Articles Supplementary incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K.

On November 13, 2017, the Company, as General Partner of Rexford Industrial Realty, L.P., its operating partnership subsidiary (the “Operating Partnership”), executed the Fourth Amended and Restated Agreement of Limited Partnership (the “OP Agreement”), among other things, creating a series of preferred units (the “Series B Preferred Units”) that mirrors the rights and preferences of the Series B Preferred Stock described above. At the closing of the offering, the proceeds were contributed by the Company to the Operating Partnership in exchange for 3,000,000 Series B Preferred Units. This description of the material terms of the amendment to the Partnership Agreement is qualified in its entirety by reference to the amendment to the Partnership Agreement, which is filed as Exhibit 3.5 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 3.03.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01 OTHER EVENTS

On November 13, 2017, the Company completed an underwritten public offering of 3,000,000 shares of its Series B Preferred Stock (the “Offering”), for net proceeds of approximately $72.4 million after deducting the underwriting discount and other estimated offering expenses. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-210691), a base prospectus, dated April 11, 2016, included as part of the registration statement, and a prospectus supplement, dated November 6, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Attached hereto as Exhibit 5.1 is the opinion of Venable LLP relating to the legality of the shares of Series B Preferred Stock issued in connection with the closing of the offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1	Articles Supplementary designating the Series B Preferred Stock of Rexford Industrial Realty, Inc. (incorporated by reference herein to Exhibit 3.3 of the Company’s Registration Statement on Form 8-A filed with the SEC on November 9, 2017).

3.2*	Fourth Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P.

5.1*	Opinion of Venable LLP.

23.1*	Consent of Venable LLP (included in Exhibit 5.1).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rexford Industrial Realty, Inc.

Date: November 13, 2017	By:	/s/ Adeel Khan
Adeel Khan
Chief Financial Officer